Supplemental Financial Information Exhibit 99 (a)

Selected Unaudited GAAP Balance Sheet Items Note: The December 31, 2004 balance sheet items do not reflect the restatements identified as part of the ongoing internal investigation and is subject to change as well as audit by Delphi's independent auditors. The March 31, 2005 balance sheet items in this presentation reflect the restatements identified as part of the ongoing internal investigation but remain subject to change. The balance sheet items are subject to review by Delphi's independent auditors. Both the December 31, 2004 and March 31, 2005 balance sheet are subject to change for any subsequent events occurring after the balance sheet date. The December 31, 2004 and March 31, 2005 balance sheet items should be read together with the consolidated financial statements and notes thereto to the consolidated financial statements of Delphi Corporation as of and for the year ended December 31, 2003. (1) At Dec. 31, 2004, retained interest in receivables was $726 million

Selected Unaudited U.S. Balance Sheet Items (1) Note: These United States December 31, 2004 balance sheet items do not reflect the restatements identified as part of the ongoing internal investigation and are subject to change as well as audit by Delphi's independent auditors. The December 31, 2004 U.S. balance sheet items should be read together with the consolidated financial statements and notes thereto of Delphi Corporation as of the year ended December 31, 2003. Selected U.S. balance sheet items have been presented as supplemental information because these items will be used to calculate Delphi's borrowing base under the terms of its proposed credit facilities. However, the selected U.S. balance sheet items presented should not be considered in isolation or as a substitute for items on Delphi's consolidated balance sheet presented in accordance with U.S. GAAP. The selected U.S. balance sheet items have been reconciled to the nearest directly corresponding U.S. GAAP measures in the table on the next page. Excludes intercompany receivables Liens on U.S. property, plant and equipment are permitted under Delphi's bond indentures; amount limited without triggering ratable collateral to unsecured notes and debentures. The estimate on this limitation is $1.2 billion based on preliminary unaudited December 31, 2004 financial statements prior to restatements and subsequent events,other than the increase in the valuation allowance on U.S. deferred tax assets .

Reconciliation of Selected Unaudited U.S. Balance Sheet Items as of December 31, 2004 Note: These December 31, 2004 balance sheet items do not reflect the restatements identified as part of the ongoing internal investigation and are subject to change as well as audit by Delphi's independent auditors. Includes amounts from all other regions as well as intercompany eliminations

2004 EBITDA Reconciliation (1) EBITDA is earnings before net financial expenses, taxes, depreciation and amortization and non-operating income. EBITDA is not a GAAP measurement and does not represent cash flow for the period presented and should not be considered an alternative to operating income or as an indicator of our operating performance or liquidity. EBITDA does not have a standardized meaning and our definition of EBITDA may not be comparable to EBITDA used by other companies. Although EBITDA does not provide a GAAP measure of operating cash flows, our management uses it to measure our operating performance. EBITDA is also presented to allow for the reconciliation of EBITDA for 1st Tier foreign subsidiaries shown on the next page.

2004 1st tier foreign subsidiaries EBITDA reconciliation 2004 EBITDA of 1st tier foreign subsidiaries provided to allow credit facility lenders to value these subsidiaries; credit facility lenders' collateral package includes pledge of 65% of equity of 1st tier foreign subsidiaries. EBITDA is earnings before net financial expenses, taxes, depreciation and amortization and non-operating income. EBITDA is not a GAAP measurement and does not represent cash flow for the period presented and should not be considered an alternative to operating income or as an indicator of our operating performance or liquidity. EBITDA does not have a standardized meaning and our definition of EBITDA may not be comparable to EBITDA used by other companies. Although EBITDA does not provide a GAAP measure of operating cash flows, our management uses it to measure our operating performance. EBITDA is also presented to allow for the reconciliation of EBITDA for 1st Tier foreign subsidiaries shown on the next page. Total EBITDA has been reconciled to the nearest directly corresponding U.S. GAAP measure in the table on the prior page. Represents summation of EBITDA for 1st tier foreign subsidiaries determined by summing together the earnings before interest and taxes of each foreign subsidiary without giving effect to inter-company profit eliminations, and adding depreciation and amortization Debt of 1st tier foreign subsidiaries comprised of $8 million of external debt and $6 million of factoring